Exhibit 99.1

For More Information Contact:

Eric DeRitis (408) 658-1561

eric.deritis@seagate.com

SEAGATE TECHNOLOGY RAISES TARGETED ANNUAL DIVIDEND 17% TO $2.52

CUPERTINO, CA — Oct. 21, 2015 — Seagate Technology plc (NASDAQ: STX) today announced that its Board of Directors has approved a 17 percent increase in the company’s targeted regular cash dividend. The targeted annual dividend will increase from $2.16 to $2.52 per share and will continue to be paid quarterly. The first payment at the new quarterly rate of $0.63 per share is scheduled to be paid on November 20, 2015 to shareholders of record as of the close of business on November 6, 2015. The declaration and payment of any future quarterly dividends will continue to be at the discretion of the Board of Directors and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

“Today’s increase in our dividend targets reflects our confidence in Seagate’s ability to continue to generate sustainable operating cash flow and maintain a strong balance sheet,” said Steve Luczo, Seagate chairman and chief executive officer. “This is consistent with our capital allocation priorities we have previously articulated, including returning cash to shareholders through dividends and share redemptions.”

About Seagate

Seagate creates space for the human experience by innovating how data is stored, shared and used. Learn more at www.seagate.com.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending January 1, 2016 and the fiscal year ending July 1, 2016 and beyond as well as our plans with respect to future dividend payments. These statements identify prospective information and may include words such as “expects,” “targets,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: the uncertainty in global economic conditions; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; currency fluctuations that may impact the Company’s margins and international sales; possible excess industry supply with respect to particular disk drive products; disruptions to our supply chain or production capabilities; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; and the Company’s ability to achieve projected cost savings in connection with restructuring plans and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 11, 2015, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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